Exhibit 4.10

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of September 9, 2010 (this “Supplemental Indenture”) is between Custom Direct, Inc., a Delaware corporation, Custom Direct LLC, a Delaware limited liability company (each, a “New Guarantor” and collectively, the “New Guarantors”), Deluxe Corporation, a Minnesota corporation (together with its successors and assigns, the “Company”), Abacus America, Inc., Deluxe Enterprise Operations, Inc., Deluxe Financial Services, Inc., Deluxe Manufacturing Operations, Inc., Deluxe Small Business Sales, Inc., Hostopia.com Inc., Deluxe Business Operations, Inc., Safeguard Holdings, Inc. and Safeguard Business Systems, Inc. (collectively, the “Existing Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of May 14, 2007 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.375% Senior Notes due 2015 of the Company (the “Securities”);

WHEREAS, on March 12, 2010, the Company, the Existing Guarantors and the Trustee executed a supplemental indenture supplementing the Indenture;

WHEREAS, Section 3.7 of the Indenture provides that under certain circumstances the Company is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, the full and punctual payment of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Company under the Indenture; and

WHEREAS, pursuant to Section 10.1 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

[Signature page to Supplemental Indenture]

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound.  Each of the undersigned hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2  Guarantee.  Each New Guarantor hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Company under the Indenture (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each New Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guarantor Obligation.

Each New Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment.  Each New Guarantor waives (to the extent permitted by law) notice of any default under the Securities or the Guarantor Obligations.

Each New Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth under Section 2.3, the obligations of each New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the Guarantor Obligations of each New Guarantor shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Supplemental Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor, (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

Subject to the provisions of Section 3.7 of the Indenture, each New Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or the New Guarantor is released from its Subsidiary Guarantee in compliance with Section 2.3.  Each New Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right that any Holder has at law or in equity against a Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each New Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each New Guarantor further agrees that, as between the such New Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations Guaranteed hereby may be accelerated as provided in this Supplemental Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by such New Guarantor for the purposes of this Subsidiary Guarantee.

Each New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 2.3  Limitation on Liability; Termination, Release and Discharge.

(a)           Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the obligations of a Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor, if any, in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Supplemental Indenture, result in the obligations of the Subsidiary Guarantor under this Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)           Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock (such that it is not a direct or indirect Subsidiary of the Company) or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to or with a Person that is not the Company or a Restricted Subsidiary of the Company, the Subsidiary Guarantor will be automatically released from all its obligations under this Supplemental Indenture and the Indenture and this Guarantee will terminate; provided, however, that the sale or other disposition is in compliance with the Indenture, including Sections 3.5, 3.9 and 5.1.

(c)           Each Subsidiary Guarantor shall be deemed released from all its obligations under this Supplemental Indenture and the Indenture and this Guarantee shall terminate (x) upon the legal defeasance of the Securities pursuant to the provisions of Article IX hereof or (y) in accordance with Section 3.7 of the Indenture.

(d)           Each Subsidiary Guarantor shall be released from all of its obligations under this Supplemental Indenture, the Indenture and its Guarantee if the Company designates the Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Supplemental Indenture and the Indenture.

(e)           Each Subsidiary Guarantor shall be released from all of its obligations under this Supplemental Indenture, the Indenture and this Guarantee upon satisfaction and discharge of the Indenture pursuant to Section 9.1(a).

SECTION 2.4  No Subrogation.  Notwithstanding any payment or payments made by a Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor, if any, or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall the Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor, if any, in respect of payments made by the Subsidiary Guarantor hereunder until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full.  If any amount shall be paid to a Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by the Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Subsidiary Guarantor, and shall, forthwith upon receipt by the Subsidiary Guarantor, be turned over to the Trustee in the exact form received by the Subsidiary Guarantor (duly indorsed by the Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE III

Miscellaneous

SECTION 3.1  Notices.  All notices and other communications to a New Guarantor shall be given as provided in this Supplemental Indenture to the New Guarantor, c/o Deluxe Corporation, pursuant to Section 11.2 of the Indenture, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3  Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4  Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6  Headings.  The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7  Trustee.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the New Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the date first above written.

CUSTOM DIRECT, INC.,
as a Subsidiary Guarantor

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

[Signature page 1 to Supplemental Indenture]

CUSTOM DIRECT LLC,
as a Subsidiary Guarantor

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 2 to Supplemental Indenture]

DELUXE CORPORATION

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 3 to Supplemental Indenture]

ABACUS AMERICA, INC.

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 4 to Supplemental Indenture]

DELUXE ENTERPRISE OPERATIONS, INC.

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 5 to Supplemental Indenture]

DELUXE FINANCIAL SERVICES, INC.

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 6 to Supplemental Indenture]

DELUXE MANUFACTURING OPERATIONS, INC.

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 7 to Supplemental Indenture]

DELUXE SMALL BUSINESS SALES, INC.

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 8 to Supplemental Indenture]

HOSTOPIA.COM INC.

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 9 to Supplemental Indenture]

DELUXE BUSINESS OPERATIONS, INC.

By:	/s/ Jeff Johnson
Name: Jeff Johnson
Title: Assistant Treasurer

  [Signature page 10 to Supplemental Indenture]

SAFEGUARD HOLDINGS, INC.

By:	/s/ John J. Sorrenti, II
Name: John J. Sorrenti, II
Title: President

  [Signature page 11 to Supplemental Indenture]

SAFEGUARD BUSINESS SYSTEMS, INC.

By:	/s/ John J. Sorrenti, II
Name: John J. Sorrenti, II
Title: President

  [Signature page 12 to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:	/s/ D. G. Donovan
Name: D. G. Donovan
Title: Vice President

[Signature page 13 to Supplemental Indenture]